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                 Parlux Fragrances, Inc.           Exhibit 4.12

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAW.

No. 11                                                           $500,000 U.S.

                            PARLUX FRAGRANCES, INC.
                 7% CONVERTIBLE DEBENTURE DUE OCTOBER 20, 1997.

         THIS DEBENTURE is one of a duly authorized issue of Debentures of Parlux Fragrances, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") designated as its 7% Convertible Debentures Due October 20, 1997, in an aggregate principal amount not exceeding Five Million Dollars (U.S. $5,000,000).

         FOR VALUE RECEIVED, The Company promises to pay to Faisal Finance, the registered holder hereof and its successors and assigns (the "Holder"), the principal sum of Five Hundred Thousand Dollars (U.S. $500,000) on October 20, 1997, (the "Maturity Date") and to pay interest on the principal sum outstanding, at the rate of 7% per annum due and payable quarterly. Accrual of the interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Securities Subscription Agreement dated as of November 29, 1995 between the Company and Faisal Finance(the "Subscription Agreement"). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture as of the tenth (10th) day prior to the Maturity Date and addressed to such Holder at the last address





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appearing on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

         This Debenture is subject to the following additional provisions:

         1. The Debentures are issuable in denominations of Five Hundred Thousand Dollars ($500,000 U.S.) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

         3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the U.S. only in compliance with the Securities Act of 1933 as amended ( the "Act") and applicable state securities laws. Prior to due presentment for the transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         4.      (a)      The Holder of the Debenture shall (90) days after
issue hereof, be entitled to convert up to twenty-five percent (25% )of the original principal amount of this Debenture into shares of common stock, $0.01 par value per share, of the Company (the "Common Stock")at a conversion price for each share of Common Stock equal to eight five percent (85%) of the Market Price(as defined below) of the Company's Common Stock. Thereafter, the Holder may convert the balance of the principal amount of the Debentures at any time prior to 120 days after issue hereof into Common Stock at a conversion price for each share of Common Stock equal to 85% of the Market Price, but in no event may such Holder convert more than 25% of the original principal amount of the Debenture during any calendar week period. For purposes of this Section 4
(a), the "Market Price" shall be the average closing bid price of the Common Stock for the five (5) business days immediately preceding the conversion date, as reported by the National Association of Securities Dealer's Automated Quotation System ("NASDAQ"). Such conversion





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shall be effectuated by surrendering the Debentures to be converted ( with a copy, by facsimile or courier, to the Company) to the Company, with the form of conversion notice attached hereto as Exhibit 1 executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Accrued but unpaid interest shall not be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share, with the fraction paid in cash at the discretion of the Company. The conversion date shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company, or if the duly executed notice of conversion is delivered prior to the delivery of the Debenture, the date of receipt by the Company of such notice of conversion so long as this Debenture is received by the Company within five (5) business days thereafter.

    (b) Notwithstanding the provisions of paragraph 4(a)hereof, the Company is entitled, at its option, to redeem part or all of the Debentures on 120 days after issue hereof by paying to the holder the product of (i) the Market Price, and (ii) the number of shares of Common Stock that would be issuable for such Debentures pursuant to the calculation in paragraph 4(a). Such payment shall include accrued interest to such date, and shall be less any amounts required by law to be deducted or withheld. Such payment shall be made by delivering immediately available funds in United States Dollars by wire transfer to the Holder, or if no wiring instructions have been provided to the Company, by cashier's or certified check to the last address of Holder appearing on the Debenture Register. The wiring of such funds or the forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such wire or check plus any amount so deducted.

         5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

         6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence,





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act or omission as or with respect to the collection of any amount called for hereunder.

         7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Denbenture.

         8. If one or more of following described "Events of Default" shall occur:

                 (a) The Company shall default in the payment of principal or interest on, and such default shall continue for five (5) business days after the due date thereof, or
                          (ii) the principal of this Debenture; or

                 (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

                 (c) The Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

                 (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                 (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                 (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not





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                          be dismissed within thirty (30) days thereafter; or

                 (g) Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than ten (10) days prior to the date of any proposed sale thereunder; or

                 (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company, and if instituted against the Company, shall not be dismissedwithin thirty (30) days after such instruction of the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceedings; or

                 (i) The Company shall have its Common Stock delisted from an exchange or over-the-counter market.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         9. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.





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         10.     The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

         11. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         12. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         13. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware.


IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.





                                                      December 7, 1995

                                                      Parlux Fragrances, Inc.


                                                      By:/s/Ilia Lekach
                                                         --------------

                                                      Title: Chairman & CEO
                                                             --------------




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                                   EXHIBIT 1
                             NOTICE OF CONVERSIONS

    (To be Executed by Registered Holder in order to Convert the Debenture)


    The undersigned hereby irrevocably elects to convert $___________________ of the above Debenture No._________________________into______________________
shares of Common Stock of Parlux Fragrances, Inc. (the "Company") according to the conditions set forth in such Debenture, as of the date written below. The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person



                                        ----------------------------------------
                                        Date of Conversion*

                                        ----------------------------------------
                                        Applicable Conversion Price

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Name

                                        ----------------------------------------
                                        Address





*The original Debenture and this Notice of Conversion must be received by the Company within five (5) business days following the Date of Conversion.





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